SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007




                                 April 10, 2002



Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at Belin Memorial United Methodist Church, 4183 Highway 17 Business, Murrells Inlet, South Carolina 29576, on Monday, May 13, 2002, at 4:30 p.m. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations since our opening in November 2000, as well as our plans for the future.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

                                   Sincerely,

                                   /s/ Dalton B. Floyd, Jr.

                                   Dalton B. Floyd, Jr.
                                   Chief Executive Officer and
                                   Chairman of the Board

                                   /s/ Thomas Bouchette

                                   Thomas Bouchette
                                   President

                              SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 2002


     The annual meeting of shareholders of Sun Bancshares, Inc. will be held on Monday, May 13, 2002, at 4:30 p.m., at Belin Memorial United Methodist Church, 4183 Highway 17 Business, Murrells Inlet, South Carolina 29576 for the following purposes:

     (1) To elect five persons to serve as Class II directors for a three-year term expiring in 2005;

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The board of directors has set the close of business on April 3, 2002, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                              By Order of the Board of Directors,

                              /s/ Dalton B. Floyd, Jr.

                              Dalton B. Floyd, Jr.
                              Chief Executive Officer and
                              Chairman of the Board

                              /s/ Thomas Bouchette

                              Thomas Bouchette
                              President


April 10, 2002

                              SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007


           ----------------------------------------------------------

                     PROXY STATEMENT FOR 2002 ANNUAL MEETING

           ----------------------------------------------------------


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, May 13, 2002, at 4:30 p.m., at Belin Memorial United Methodist Church, 4183 Highway 17 Business, Murrells Inlet, South Carolina 29576, and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on April 3, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 10, 2002.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value, authorized, of which 715,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

PROPOSALS TO BE CONSIDERED

     Shareholders will be asked to vote on election of five persons to serve as Class II directors of the Company for a three-year term expiring in 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the board of directors.

     You can revoke your proxy at any time before it is voted by delivering to Thomas Bouchette, President of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.


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
                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 15 members and is divided into three classes with five members in each class. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director's successor. The board of directors recommends that the shareholders elect the persons identified below as director nominees to serve as Class II directors for a three-year term expiring in 2005. The following table shows for each nominee and continuing director: (a) his or her name, (b) his or her age at December 31, 2001, (c) how long he or she has been a director of the Company,
(d) his or her position(s) with the Company, other than as a director, and (e) his principal occupation and recent business experience.

                                    DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                           SINCE    AND BUSINESS EXPERIENCE
----------------------------------  --------  -------------------------
CLASS II DIRECTOR NOMINEES:
(Term Expiring 2005)

David E. Grabeman (48)                  1999  Dentist and sole owner, David E. Grabeman, DDS

Richard Edwin Heath (54)                1999  Certified Public Accountant and Certified Valuation
                                              Analyst and sole owner, Richard E. Heath, CPA

Paul John Hletko (55)                   1999  Pediatrician and sole owner, Georgetown Pediatric
                                              Center, PA

Judy B. Long (50)                       1999  Sole or part owner of several retail, restaurant and printing businesses, including Four Seasons Screen
                                              Printing, Sports Spectacular, Inc., Super Sports
                                              Spectacular, Carol, Inc, and Fins, Inc.

Thomas O. Morris, Jr. (52)              1999  Pharmacist, owner of Hemingway Pharmacy, Inc.;
                                              owner of Home Medical Care, which provides
                                              durable home medical equipment

CLASS I CONTINUING DIRECTORS:
(Term Expiring 2004)

Thomas Bouchette (43)                   1999  President of the Company and President and Chief
                                              Executive Officer of the Bank

Edsel J. ("Coupe") DeVille (64)         1999  Director of Community Development, Commercial
                                              Landtec, Corp., a commercial real estate firm

John S. Divine, III (63)                1999  Co-owner, Divine Holdings, LLC, which invests in
                                              rental properties, secured mortgages and stocks and
                                              co-owner, Divine Restaurants, Inc., which owns and
                                              operates 15 Restaurants


                                        3

                                    DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                           SINCE    AND BUSINESS EXPERIENCE
----------------------------------  --------  -------------------------

Dalton B. Floyd, Jr. (63)               1999  Attorney and sole owner, The Floyd Law Firm PC;
                                              Chairman of the Board and Chief Executive Officer
                                              of the Company

Jeanne Louise Fourrier-Eggart (48)      1999  Periodontist and sole owner, Jeanne L. Fourrier,
                                              DDS, MHS, PA

CLASS III CONTINUING DIRECTORS:
(Term Expiring 2003)

Georgie B. Martin (59)                  2000  Sole owner, Garden City Pavilion; President and
                                              sole owner, Independent Coin, Inc.; President and
                                              co-owner, Martin Coin Machine, Inc.

Joel A. Pellicci (58)                   1999  President and sole owner, Jo-Lin Enterprises, a
                                              McDonald's franchisee

Donald E. Perry (61)                    1999  President and co-owner, Lakewood Camping
                                              Resort, which provides campground facilities

Chandler C. Prosser (34)                1999  President and sole owner of various real estate
                                              development and management companies including
                                              Prosser Realty Company, Inc.; co-owner, Grove
                                              Development, LLC; and Managing Partner,
                                              Wachesaw Golf, LLC

Larry N. Prosser (55)                   1999  President and sole owner, Glenn's Bay, Inc., a real
                                              estate development company; owner of various
                                              other real estate development and construction
                                              companies


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected the accounting firm of Tourville, Simpson & Caskey, L.L.P., to serve as independent accountants of the Company for the fiscal year ending Deccember 31, 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.



April 10, 2002

                              SUN BANCSHARES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 13, 2002

     The undersigned hereby appoints Thomas Bouchette or Dalton B. Floyd, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Sun Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at Belin Memorial United Methodist Church, 4183 Highway 17 Business, Murrells Inlet, South Carolina 29576 on Monday, May 13, 2002, at 4:30 p.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.


PROPOSAL 1:    To elect the five (5) persons listed below to serve as Class II directors of Sun Bancshares, Inc. for a three-year term expiring at the 2005 annual meeting of shareholders:

                         David E. Grabeman
                         Richard Edwin Heath
                         Paul John Hletko
                         Judy B. Long
                         Thomas O. Morris, Jr.

 [ ] FOR all nominees listed above (except as  [ ] WITHHOLD authority to vote
     indicated below)                              for all nominees listed above


INSTRUCTION:   To withhold authority for any individual nominees, mark "FOR"
               above, and write the nominees' names in this space.

      ----------------------------------------------------------------------

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                ------------------------------------------------
                                Signature of Shareholder        Date


                                ------------------------------------------------
                                Signature of Shareholder        Date


                                ------------------------------------------------
                                Print Name(s) of Shareholder(s)


Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL            WILL NOT             ATTEND THE ANNUAL SHAREHOLDERS MEETING.
       ----------          -----------


                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------